EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Full-year 2015 operating earnings1 of $1.15 per share, up 6% from $1.08 in 2014
Fourth quarter 2015 operating earnings of $66.6 million, or $0.30 per share
Improved results attributable to strong net interest margin, double-digit revenue and loan growth
Loan and lease growth of 3% for the quarter, 10% for the year

PORTLAND, Ore. – January 27, 2016 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $63.4 million for the fourth quarter of 2015, compared to $57.5 million for the third quarter of 2015 and $52.4 million for the fourth quarter of 2014. Earnings per diluted common share were $0.29 for the fourth quarter of 2015, compared to $0.26 for the third quarter of 2015 and $0.24 for the fourth quarter of 2014.

Operating earnings, which represent earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, and merger related expenses, net of tax, were $66.6 million for the fourth quarter of 2015, compared to $62.1 million for the third quarter of 2015 and $59.4 million for the fourth quarter of 2014. Operating earnings per diluted common share were $0.30 for the fourth quarter of 2015, compared to $0.28 for the third quarter of 2015 and $0.27 for the fourth quarter of 2014.

For the twelve months ended December 31, 2015, the Company reported net earnings available to common shareholders of $222.7 million, or $1.01 per diluted common share, compared to $147.2 million, or $0.78 per diluted common share, for the twelve months ended December 31, 2014. For the twelve months ended December 31, 2015, operating earnings were $253.8 million, or $1.15 per diluted common share, compared to $202.5 million, or $1.08 per diluted common share, for the twelve months ended December 31, 2014.

“Umpqua delivered strong financial performance in 2015, despite the continued low interest rate environment,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “Umpqua’s double digit loan growth and strong net interest margin led to a six percent increase in operating earnings per share, and improvements in our key profitability metrics. In addition, we returned more capital to our shareholders through increased dividends, and continued to invest in technology initiatives to position Umpqua for the future.”

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Full-Year 2015 Highlights (compared to prior year):

•	Operating earnings of $253.8 million, up from $202.5 million:

◦	Revenue growth of 20%, driven primarily by higher net interest income from a larger balance sheet and improvement in asset mix, and an increase in mortgage banking revenue;

◦	Efficiency ratio (operating basis)[1] improved to 61.90%, from 62.33%;

◦	Return on average assets (operating basis)[1] of 1.11% and return on average tangible common equity (operating basis)[1] of 12.81%, both increased from prior year;

•	Gross loan and lease growth of $1.5 billion, or 10%;

•	Non-performing assets to total assets decreased to 0.29%, from 0.43%;

•	Paid dividends of $0.62 per common share, repurchased 571,000 shares of stock, and grew tangible book value by 4%, or $0.37 per share;

Fourth Quarter 2015 Highlights (compared to prior quarter):

•	Operating earnings[1] increased to $66.6 million:

◦	Net interest income increased by $0.6 million, driven by strong loan growth;

◦	Provision for loan and lease losses decreased by $3.6 million, driven by improved credit performance and lower net charge-offs;

◦	Non-interest income increased by $8.0 million, driven by a lower loss related to the change in fair value of the mortgage servicing rights ("MSR") asset;

◦	Non-interest expense (excluding merger-related expense) increased by $4.2 million, driven primarily by higher marketing, professional services, communications and depreciation expense;

•	Strong loan and deposit growth:

◦	Gross loan and lease growth of $460.3 million, or 11% annualized;

◦	Deposits grew by $240.2 million, or 5% annualized;

•	Prudently managed capital:

◦	Estimated total risk-based capital ratio of 14.2% and estimated Tier 1 common to risk weighted assets ratio of 11.2%;

◦	Paid quarterly dividend of $0.16 per common share; and

◦	Repurchased 61,000 shares of common stock for $1.1 million.

Financial Statement Presentation
Please note that the financial statement presentation, and the surrounding narrative, contains certain prior period amounts which have been reclassified to conform with current year presentation.

Balance Sheet
Total consolidated assets increased to $23.4 billion as of December 31, 2015, compared to $23.2 billion as of September 30, 2015 and $22.6 billion as of December 31, 2014. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $7.6 billion as of December 31, 2015, representing 32% of total assets and 43% of total deposits.

Gross loans and leases were $16.8 billion as of December 31, 2015, an increase of $460.3 million from $16.4 billion as of September 30, 2015. This increase was driven by strong loan growth in both the commercial and consumer portfolios.

The Company also sold $27.7 million and $201.1 million of portfolio residential mortgage loans for the fourth quarter and full year of 2015, respectively. Excluding the impact of these sales, gross loan growth for the fourth quarter of 2015 was $488.0 million, or 12% annualized, and gross loan growth for 2015 was $1.7 billion, or 11%.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Total deposits were $17.7 billion as of December 31, 2015, an increase of $240.2 million, or 5% annualized, from $17.5 billion as of September 30, 2015. This increase was primarily attributable to growth in demand, money market and savings deposits, partially offset by a decrease in time deposits.

Net Interest Income
Net interest income was up $0.6 million from the prior quarter, driven primarily by strong quarterly loan growth. This growth was partially offset by a slight decline in core margin and a $1.2 million linked quarter decrease in interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling. Over the same period in the prior year, net interest income decreased by $8.2 million, driven by a lower level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling.

The Company’s net interest margin was 4.37% for the fourth quarter of 2015, down from 4.42% for the third quarter of 2015 and from 4.69% for the fourth quarter of 2014. These decreases reflect the lower level of accretion of the credit discount recorded on loans acquired from Sterling, as well as lower average yields on interest-earning assets.

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the fourth quarter of 2015, the Company reported $13.1 million of accretion related to the Sterling credit discount in interest income, as compared to $14.3 million in the prior quarter. As of December 31, 2015, the purchased non-credit impaired loans had approximately $72.8 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $44.4 million of remaining total discount.

The allowance for loan and lease losses was $130.3 million, or 0.77% of loans and leases, as of December 31, 2015. To provide better comparability to prior periods, this pro-forma ratio would have been approximately 1.5% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit discount remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.6% as of September 30, 2015.

The provision for loan and lease losses decreased by $3.6 million from the prior quarter, driven primarily by continued improvement in credit performance within the loan and lease portfolio and a linked quarter decline in net charge-offs.
Charge-offs, net of recoveries, were $4.4 million for the fourth quarter of 2015, compared to $5.1 million for the third quarter of 2015.

As of December 31, 2015, non-performing assets represented 0.29% of total assets, compared to 0.28% as of September 30, 2015 and 0.43% as of December 31, 2014.

Non-interest Income
Total non-interest income was up $8.0 million from the prior quarter, driven primarily by increased mortgage banking revenue and increased income related to debt capital market activities, partially offset by lower brokerage revenue and income from portfolio loans sales. Over the same period in the prior year, non-interest income increased by $19.0 million primarily reflecting stronger mortgage banking revenues.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

The largest component of non-interest income is mortgage banking revenue, which includes revenue from the origination and sale of residential mortgage loans, revenue from the servicing of residential mortgage loans and changes to the fair value of the residential MSR asset. The linked quarter increase in mortgage banking revenue was driven primarily by a lower loss related to the change in fair value of the MSR asset, which decreased to a loss of $0.5 million, from a loss of $10.1 million in the prior quarter. This change reflected the linked quarter increase in interest rates and its impact on the prepayment speed assumption for the MSR asset.

Revenue from the origination and sale of residential mortgages decreased slightly from the prior quarter, reflecting a 6% linked quarter decline in for sale mortgage originations. Home lending gain on sale margin remained flat at 3.19%. Of the current quarter’s mortgage production, 63% related to purchase activity, as compared to 70% for the prior quarter and 63% for the same period in the prior year.

Revenue related to the servicing of residential mortgage loans increased by 4% from the prior quarter, and has increased by 20% from the same period in the prior year, consistent with the growth in residential mortgage loans serviced for others.

Non-interest Expense
Non-interest expense was $185.1 million for the fourth quarter of 2015, which included $3.7 million of merger-related expenses. This compares to $183.2 million, including $6.0 million of merger-related expenses for the third quarter of 2015, and $190.9 million, including $10.2 million of merger-related expenses, for the fourth quarter of 2014.

Excluding merger-related expenses, non-interest expense increased by $4.2 million from the prior quarter. This increase from the prior quarter was driven primarily by higher marketing and professional service expense, as well as higher costs associated with communications and depreciation.

Capital
As of December 31, 2015, the Company’s tangible book value per common share1 increased to $9.16, from $9.08 in the prior quarter and from $8.79 in the same period of the prior year. During the fourth quarter of 2015, the Company repurchased 61,000 shares of common stock for $1.1 million. For 2015, the Company repurchased 571,000 shares for $10.0 million.

The Company’s estimated total risk-based capital ratio was 14.2% and its estimated Tier 1 common to risk weighted assets ratio was 11.2% as of December 31, 2015, compared to 14.5% and 11.5%, respectively, as of September 30, 2015. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2015 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Also, the Company incurs significant expenses related to the completion and integration of mergers and acquisitions. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of gains or losses on junior subordinated debentures measured at fair value, net of tax, merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains, net of tax. The Company defines operating earnings as earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, bargain purchase gains on acquisitions, net of tax, merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

The following table provides the reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

	Quarter Ended					% Change
(Dollars in thousands, except per share data)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$63,434	$57,523	$54,691	$47,045	$52,436	10%	21%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	953	954	943	933	953	0%	0%
Merger related expenses, net of tax (1)	2,227	3,595	13,078	8,449	6,038	(38)%	(63)%
Operating earnings	$66,614	$62,072	$68,712	$56,427	$59,427	7%	12%

Earnings per diluted share:
Earnings available to common shareholders	$0.29	$0.26	$0.25	$0.21	$0.24	12%	21%
Operating earnings	$0.30	$0.28	$0.31	$0.26	$0.27	7%	11%

	Year Ended		% Change
	Dec 31, 2015	Dec 31, 2014	Year over Year
Net earnings available to common shareholders	$222,693	$147,174	51%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	3,783	3,054	24%
Merger related expenses, net of tax (1)	27,349	52,311	(48)%
Operating earnings	$253,825	$202,539	25%

Earnings per diluted share:
Earnings available to common shareholders	$1.01	$0.78	29%
Operating earnings	$1.15	$1.08	6%

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total shareholders' equity	$3,849,846	$3,835,552	$3,804,179	$3,800,970	$3,777,626
Subtract:
Goodwill and other intangible assets, net	1,833,301	1,836,954	1,839,760	1,842,567	1,842,958
Tangible common shareholders' equity	$2,016,545	$1,998,598	$1,964,419	$1,958,403	$1,934,668
Total assets	$23,387,717	$23,162,304	$22,793,331	$22,953,158	$22,609,903
Subtract:
Goodwill and other intangible assets, net	1,833,301	1,836,954	1,839,760	1,842,567	1,842,958
Tangible assets	$21,554,416	$21,325,350	$20,953,571	$21,110,591	$20,766,945
Common shares outstanding at period end	220,171	220,217	220,280	220,454	220,161
Tangible common equity ratio	9.36%	9.37%	9.38%	9.28%	9.32%
Tangible book value per common share	$9.16	$9.08	$8.92	$8.88	$8.79

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and nonprofits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2015 earnings conference call on Thursday, January 28, 2016, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full-year 2015 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (877) 718-5095 ten minutes prior to the start time and enter conference ID: 641424. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 641424. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com. A slide presentation to accompany the call will also be posted on the website before the call.

Forward-Looking Statements
This press release and our earnings call and related slide presentation include forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. We make forward-looking statements about the integration of the merger with Sterling Financial Corporation; timing and amount of merger-related synergies; credit discount accretion related to the merger, and planned investments and initiatives. Specific risks that could cause results to differ from these forward looking statements are Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua and achieve the synergies and earnings accretion contemplated by the Sterling merger. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$219,440	$218,975	$217,143	$213,875	$226,853	0%	(3)%
Interest and dividends on investments:
Taxable	12,654	11,882	11,517	11,789	11,629	6%	9%
Exempt from federal income tax	2,363	2,393	2,410	2,481	2,746	(1)%	(14)%
Dividends	326	112	169	101	66	191%	394%
Temporary investments & interest bearing deposits	422	440	549	825	857	(4)%	(51)%
Total interest income	235,205	233,802	231,788	229,071	242,151	1%	(3)%
Interest expense:
Deposits	7,905	7,450	7,381	7,103	7,119	6%	11%
Repurchase agreements	39	43	43	48	48	(9)%	(19)%
Term debt	3,885	3,629	3,492	3,464	3,570	7%	9%
Junior subordinated debentures	3,542	3,465	3,406	3,337	3,399	2%	4%
Total interest expense	15,371	14,587	14,322	13,952	14,136	5%	9%
Net interest income	219,834	219,215	217,466	215,119	228,015	0%	(4)%
Provision for loan and lease losses	4,545	8,153	11,254	12,637	5,241	(44)%	(13)%
Non-interest income:
Service charges on deposits	15,039	15,616	14,811	14,274	15,472	(4)%	(3)%
Brokerage revenue	4,061	5,003	4,648	4,769	4,960	(19)%	(18)%
Residential mortgage banking revenue, net	32,440	24,041	40,014	28,227	16,489	35%	97%
Gain on investment securities, net	2,567	220	19	116	1,026	1,067%	150%
Gain on loan sales	1,729	5,212	8,711	6,728	5,730	(67)%	(70)%
Loss on junior subordinated debentures carried at fair value	(1,589)	(1,590)	(1,572)	(1,555)	(1,589)	0%	0%
Change in FDIC indemnification asset	200	1,432	(1,199)	(1,286)	(1,982)	(86)%	(110)%
BOLI income	1,841	2,165	2,043	2,302	1,971	(15)%	(7)%
Other income	13,057	9,273	13,627	10,330	8,228	41%	59%
Total non-interest income	69,345	61,372	81,102	63,905	50,305	13%	38%
Non-interest expense:
Salaries and employee benefits	106,203	106,482	110,807	107,444	104,039	0%	2%
Occupancy and equipment, net	38,722	37,235	34,868	32,150	32,987	4%	17%
Intangible amortization	2,806	2,806	2,807	2,806	3,102	0%	(10)%
FDIC assessments	3,742	3,369	3,155	3,214	3,522	11%	6%
(Gain) loss on other real estate owned, net	(242)	(158)	480	1,814	3,609	53%	(107)%
Merger related expenses	3,712	5,991	21,797	14,082	10,171	(38)%	(64)%
Other expense	30,134	27,469	28,004	31,109	33,426	10%	(10)%
Total non-interest expense	185,077	183,194	201,918	192,619	190,856	1%	(3)%
Income before provision for income taxes	99,557	89,240	85,396	73,768	82,223	12%	21%
Provision for income taxes	36,027	31,633	30,612	26,639	29,641	14%	22%
Net income	63,530	57,607	54,784	47,129	52,582	10%	21%
Dividends and undistributed earnings allocated to participating securities	96	84	93	84	146	14%	(34)%
Net earnings available to common shareholders	$63,434	$57,523	$54,691	$47,045	$52,436	10%	21%

Weighted average basic shares outstanding	220,202	220,297	220,463	220,349	218,963	0%	1%
Weighted average diluted shares outstanding	220,930	220,904	221,150	221,051	219,974	0%	0%
Earnings per common share – basic	$0.29	$0.26	$0.25	$0.21	$0.24	12%	21%
Earnings per common share – diluted	$0.29	$0.26	$0.25	$0.21	$0.24	12%	21%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2015	Dec 31, 2014	Year over Year
Interest income:
Loans and leases	$869,433	$763,803	14%
Interest and dividends on investments:
Taxable	47,842	45,784	4%
Exempt from federal income tax	9,647	10,345	(7)%
Dividends	708	325	118%
Temporary investments & interest bearing deposits	2,236	2,264	(1)%
Total interest income	929,866	822,521	13%
Interest expense:
Deposits	29,839	23,815	25%
Repurchase agreements	173	346	(50)%
Term debt	14,470	12,793	13%
Junior subordinated debentures	13,750	11,739	17%
Total interest expense	58,232	48,693	20%
Net interest income	871,634	773,828	13%
Provision for loan and lease losses	36,589	40,241	(9)%
Non-interest income:
Service charges on deposits	59,740	54,700	9%
Brokerage revenue	18,481	18,133	2%
Residential mortgage banking revenue, net	124,722	77,265	61%
Gain on investment securities, net	2,922	2,904	1%
Gain on loan sales	22,380	15,113	48%
Loss on junior subordinated debentures carried at fair value	(6,306)	(5,090)	24%
Change in FDIC indemnification asset	(853)	(15,151)	(94)%
BOLI income	8,351	6,835	22%
Other income	46,287	26,465	75%
Total non-interest income	275,724	181,174	52%
Non-interest expense:
Salaries and employee benefits	430,936	355,379	21%
Occupancy and equipment, net	142,975	111,263	29%
Intangible amortization	11,225	10,207	10%
FDIC assessments	13,480	10,998	23%
Loss on other real estate owned, net	1,894	4,116	(54)%
Merger related expenses	45,582	82,317	(45)%
Other expense	116,716	109,783	6%
Total non-interest expense	762,808	684,063	12%
Income before provision for income taxes	347,961	230,698	51%
Provision for income taxes	124,911	83,040	50%
Net income	223,050	147,658	51%
Dividends and undistributed earnings allocated to participating securities	357	484	(26)%
Net earnings available to common shareholders	$222,693	$147,174	51%

Weighted average basic shares outstanding	220,327	186,550	18%
Weighted average diluted shares outstanding	221,045	187,544	18%
Earnings per common share – basic	$1.01	$0.79	28%
Earnings per common share – diluted	$1.01	$0.78	29%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Assets:
Noninterest bearing cash	$277,645	$283,773	$364,256	$292,558	$282,455	(2)%	(2)%
Interest bearing deposits and temporary investments	496,080	673,843	515,691	1,088,316	1,322,716	(26)%	(62)%
Investment securities:
Trading, at fair value	9,586	9,509	10,005	10,452	9,999	1%	(4)%
Available for sale, at fair value	2,522,539	2,482,478	2,557,245	2,535,121	2,298,555	2%	10%
Held to maturity, at amortized cost	4,609	4,699	4,807	4,953	5,211	(2)%	(12)%
Loans held for sale	363,275	398,015	419,704	406,487	286,802	(9)%	27%
Loans and leases	16,848,195	16,387,934	15,974,197	15,548,957	15,327,732	3%	10%
Allowance for loan and lease losses	(130,322)	(130,133)	(127,071)	(120,104)	(116,167)	0%	12%
Loans and leases, net	16,717,873	16,257,801	15,847,126	15,428,853	15,211,565	3%	10%
Restricted equity securities	46,949	46,904	46,917	117,218	119,334	0%	(61)%
Premises and equipment, net	328,734	330,306	331,208	322,925	317,834	0%	3%
Goodwill	1,787,793	1,788,640	1,788,640	1,788,640	1,786,225	0%	0%
Other intangible assets, net	45,508	48,314	51,120	53,927	56,733	(6)%	(20)%
Residential mortgage servicing rights, at fair value	131,817	124,814	127,206	116,365	117,259	6%	12%
Other real estate owned	22,307	23,892	23,038	32,064	37,942	(7)%	(41)%
FDIC indemnification asset	855	892	432	1,861	4,417	(4)%	(81)%
Bank owned life insurance	291,892	297,321	295,551	294,697	294,296	(2)%	(1)%
Deferred tax assets, net	137,545	149,320	181,245	198,778	230,442	(8)%	(40)%
Other assets	202,710	241,783	229,140	259,943	228,118	(16)%	(11)%
Total assets	$23,387,717	$23,162,304	$22,793,331	$22,953,158	$22,609,903	1%	3%
Liabilities:
Deposits	$17,707,189	$17,467,024	$17,145,046	$17,222,566	$16,892,099	1%	5%
Securities sold under agreements to repurchase	304,560	323,722	325,711	321,202	313,321	(6)%	(3)%
Term debt	888,769	889,358	889,997	965,675	1,006,395	0%	(12)%
Junior subordinated debentures, at fair value	255,457	253,665	252,214	250,652	249,294	1%	2%
Junior subordinated debentures, at amortized cost	101,254	101,334	101,415	101,496	101,576	0%	0%
Other liabilities	280,642	291,649	274,769	290,597	269,592	(4)%	4%
Total liabilities	19,537,871	19,326,752	18,989,152	19,152,188	18,832,277	1%	4%
Shareholders' equity:
Common stock	3,520,591	3,517,751	3,517,557	3,521,201	3,519,316	0%	0%
Retained earnings	331,813	303,729	281,573	260,128	246,242	9%	35%
Accumulated other comprehensive (loss) income	(2,558)	14,072	5,049	19,641	12,068	(118)%	(121)%
Total shareholders' equity	3,849,846	3,835,552	3,804,179	3,800,970	3,777,626	0%	2%
Total liabilities and shareholders' equity	$23,387,717	$23,162,304	$22,793,331	$22,953,158	$22,609,903	1%	3%

Common shares outstanding at period end	220,171	220,217	220,280	220,454	220,161	0%	0%
Book value per common share	$17.49	$17.42	$17.27	$17.24	$17.16	0%	2%
Tangible book value per common share	$9.16	$9.08	$8.92	$8.88	$8.79	1%	4%
Tangible equity - common	$2,016,545	$1,998,598	$1,964,419	$1,958,403	$1,934,668	1%	4%
Tangible common equity to tangible assets	9.36%	9.37%	9.38%	9.28%	9.32%	(0.01)	0.04

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,141,680	$3,148,288	$3,294,359	$3,303,629	$3,290,610	0%	(5)%
Owner occupied term, net	2,691,921	2,655,340	2,636,800	2,577,484	2,633,864	1%	2%
Multifamily, net	3,074,918	2,961,609	2,859,884	2,764,403	2,638,618	4%	17%
Commercial construction, net	301,892	287,757	244,354	238,303	258,722	5%	17%
Residential development, net	99,459	94,380	76,734	81,160	81,846	5%	22%
Commercial:
Term, net	1,425,009	1,398,346	1,374,528	1,411,043	1,396,089	2%	2%
Lines of credit & other, net	1,043,076	1,014,523	981,897	993,814	1,029,620	3%	1%
Leases & equipment finance, net	729,161	679,033	630,695	570,492	523,114	7%	39%
Residential real estate:
Mortgage, net	2,890,223	2,740,228	2,533,042	2,330,325	2,233,735	5%	29%
Home equity lines & loans, net	923,667	910,287	882,596	863,269	852,478	1%	8%
Consumer & other, net	527,189	498,143	459,308	415,035	389,036	6%	36%
Total, net of deferred fees and costs	$16,848,195	$16,387,934	$15,974,197	$15,548,957	$15,327,732	3%	10%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	20%	20%	20%
Owner occupied term, net	16%	16%	17%	17%	17%
Multifamily, net	18%	17%	17%	17%	17%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	1%	1%	—%	1%	1%
Commercial:
Term, net	9%	9%	9%	9%	9%
Lines of credit & other, net	6%	6%	6%	6%	7%
Leases & equipment finance, net	4%	4%	4%	4%	3%
Residential real estate:
Mortgage, net	17%	17%	16%	15%	15%
Home equity lines & loans, net	5%	6%	6%	6%	6%
Consumer & other, net	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,318,591	$5,207,129	$4,927,526	$4,930,642	$4,744,804	2%	12%
Demand, interest bearing	2,157,376	2,098,223	2,090,595	2,085,368	2,054,994	3%	5%
Money market	6,599,516	6,514,174	6,374,624	6,287,165	6,113,138	1%	8%
Savings	1,136,809	1,102,611	1,058,337	1,022,829	971,185	3%	17%
Time	2,494,897	2,544,887	2,693,964	2,896,562	3,007,978	(2)%	(17)%
Total	$17,707,189	$17,467,024	$17,145,046	$17,222,566	$16,892,099	1%	5%

Total core deposits (1)	$16,102,743	$15,940,229	$15,529,997	$15,304,001	$15,126,378	1%	6%

Deposit mix:
Demand, non-interest bearing	30%	30%	29%	29%	28%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	37%	37%	37%	36%	36%
Savings	6%	6%	6%	6%	6%
Time	15%	15%	16%	17%	18%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	371,745	370,128	367,086	368,701	367,854
Demand, interest bearing	86,745	88,171	90,021	85,082	86,135
Money market	57,194	57,622	58,156	61,991	63,095
Savings	154,176	153,534	152,404	150,989	150,548
Time	47,672	48,168	49,983	52,179	53,530
Total	717,532	717,623	717,650	718,942	721,162

Average balance per account:
Demand, non-interest bearing	$14.3	$14.1	$13.4	$13.4	$12.9
Demand, interest bearing	24.9	23.8	23.2	24.5	23.9
Money market	115.4	113.1	109.6	101.4	96.9
Savings	7.4	7.2	6.9	6.8	6.5
Time	52.3	52.8	53.9	55.5	56.2
Total	$24.7	$24.3	$23.9	$24.0	$23.4

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$29,215	$30,989	$33,572	$40,246	$52,041	(6)%	(44)%
Loans and leases past due 90+ days & accruing	15,169	9,967	13,529	10,416	7,512	52%	102%
Total non-performing loans and leases	44,384	40,956	47,101	50,662	59,553	8%	(25)%
Other real estate owned	22,307	23,892	23,038	32,064	37,942	(7)%	(41)%
Total	$66,691	$64,848	$70,139	$82,726	$97,495	3%	(32)%

Performing restructured loans and leases	$31,355	$35,706	$37,023	$60,896	$54,836	(12)%	(43)%
Loans and leases past due 31-89 days	$28,423	$28,919	$25,553	$20,488	$24,659	(2)%	15%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.18%	0.16%	0.13%	0.16%
Non-performing loans and leases to total loans and leases	0.26%	0.25%	0.29%	0.33%	0.39%
Non-performing assets to total assets	0.29%	0.28%	0.31%	0.36%	0.43%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$130,133	$127,071	$120,104	$116,167	$115,635
Provision for loan and lease losses	4,545	8,153	11,254	12,637	5,241	(44)%	(13)%
Charge-offs	(7,108)	(8,476)	(7,442)	(12,545)	(9,088)	(16)%	(22)%
Recoveries	2,752	3,385	3,155	3,845	4,379	(19)%	(37)%
Net charge-offs	(4,356)	(5,091)	(4,287)	(8,700)	(4,709)	(14)%	(7)%
Total allowance for loan and lease losses	130,322	130,133	127,071	120,104	116,167	0%	12%
Reserve for unfunded commitments	3,574	3,081	2,864	3,194	3,539	16%	1%
Total allowance for credit losses	$133,896	$133,214	$129,935	$123,298	$119,706	1%	12%

Net charge-offs to average loans and leases (annualized)	0.10%	0.13%	0.11%	0.23%	0.12%
Recoveries to gross charge-offs	38.72%	39.94%	42.39%	30.65%	48.18%
Allowance for loan and lease losses to loans and leases	0.77%	0.79%	0.80%	0.77%	0.76%
Allowance for credit losses to loans and leases	0.79%	0.81%	0.81%	0.79%	0.78%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2015	Dec 31, 2014	Year over Year
Allowance for credit losses:
Balance beginning of period	$116,167	$95,085
Provision for loan and lease losses	36,589	40,241	(9)%
Charge-offs	(35,571)	(30,178)	18%
Recoveries	13,137	11,019	19%
Net charge-offs	(22,434)	(19,159)	17%
Total allowance for loan and lease losses	130,322	116,167	12%
Reserve for unfunded commitments	3,574	3,539	1%
Total allowance for credit losses	$133,896	$119,706	12%

Net charge-offs to average loans and leases	0.14%	0.15%
Recoveries to gross charge-offs	36.93%	36.51%

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	5.19%	5.29%	5.46%	5.59%	5.82%	(0.10)	(0.63)
Yield on loans held for sale	3.80%	4.07%	3.24%	3.81%	4.01%	(0.27)	(0.21)
Yield on taxable investments	2.25%	2.09%	2.03%	2.17%	2.16%	0.16	0.09
Yield on tax-exempt investments (1)	4.72%	4.69%	4.69%	4.81%	5.09%	0.03	(0.37)
Yield on temporary investments & interest bearing cash	0.28%	0.25%	0.26%	0.25%	0.25%	0.03	0.03
Total yield on earning assets (1)	4.68%	4.71%	4.77%	4.80%	4.98%	(0.03)	(0.30)

Cost of interest bearing deposits	0.26%	0.24%	0.24%	0.24%	0.23%	0.02	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.05%	0.05%	0.05%	0.06%	0.06%	—	(0.01)
Cost of term debt	1.73%	1.62%	1.51%	1.42%	1.41%	0.11	0.32
Cost of junior subordinated debentures	3.96%	3.89%	3.88%	3.86%	3.86%	0.07	0.10
Total cost of interest bearing liabilities	0.44%	0.42%	0.41%	0.41%	0.41%	0.02	0.03

Net interest spread (1)	4.24%	4.29%	4.36%	4.39%	4.57%	(0.05)	(0.33)
Net interest margin – Consolidated (1)	4.37%	4.42%	4.48%	4.51%	4.69%	(0.05)	(0.32)
Net interest margin – Bank (1)	4.44%	4.49%	4.55%	4.57%	4.75%	(0.05)	(0.31)

As reported (GAAP):
Return on average assets	1.08%	0.99%	0.96%	0.84%	0.92%	0.09	0.16
Return on average tangible assets	1.18%	1.08%	1.05%	0.92%	1.00%	0.10	0.18
Return on average common equity	6.54%	5.98%	5.77%	5.02%	5.59%	0.56	0.95
Return on average tangible common equity	12.51%	11.52%	11.18%	9.76%	11.08%	0.99	1.43
Efficiency ratio – Consolidated	63.73%	65.00%	67.35%	68.71%	68.23%	(1.27)	(4.50)
Efficiency ratio – Bank	62.11%	63.08%	65.74%	67.07%	66.23%	(0.97)	(4.12)

Operating basis (non-GAAP): (2)
Return on average assets	1.14%	1.07%	1.21%	1.01%	1.04%	0.07	0.10
Return on average tangible assets	1.24%	1.17%	1.32%	1.10%	1.13%	0.07	0.11
Return on average common equity	6.87%	6.45%	7.25%	6.03%	6.34%	0.42	0.53
Return on average tangible common equity	13.14%	12.43%	14.05%	11.71%	12.56%	0.71	0.58
Efficiency ratio – Consolidated	62.11%	62.52%	59.76%	63.34%	64.23%	(0.41)	(2.12)
Efficiency ratio – Bank	60.84%	61.15%	58.49%	62.05%	62.61%	(0.31)	(1.77)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2015	Dec 31, 2014	Year over Year
Average Rates:
Yield on loans and leases	5.38%	5.81%	(0.43)
Yield on loans held for sale	3.72%	4.06%	(0.34)
Yield on taxable investments	2.13%	2.22%	(0.09)
Yield on tax-exempt investments (1)	4.73%	5.20%	(0.47)
Yield on temporary investments & interest bearing cash	0.26%	0.25%	0.01
Total yield on earning assets (1)	4.74%	5.02%	(0.28)

Cost of interest bearing deposits	0.24%	0.23%	0.01
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.05%	0.11%	(0.06)
Cost of term debt	1.57%	1.57%	—
Cost of junior subordinated debentures	3.90%	3.89%	0.01
Total cost of interest bearing liabilities	0.42%	0.41%	0.01

Net interest spread (1)	4.32%	4.61%	(0.29)
Net interest margin – Consolidated (1)	4.44%	4.73%	(0.29)
Net interest margin – Bank (1)	4.51%	4.79%	(0.28)

As reported (GAAP):
Return on average assets	0.97%	0.77%	0.20
Return on average tangible assets	1.06%	0.83%	0.23
Return on average common equity	5.83%	4.69%	1.14
Return on average tangible common equity	11.24%	9.17%	2.07
Efficiency ratio – Consolidated	66.19%	71.23%	(5.04)
Efficiency ratio – Bank	64.50%	69.64%	(5.14)

Operating basis (non-GAAP): (2)
Return on average assets	1.11%	1.06%	0.05
Return on average tangible assets	1.20%	1.15%	0.05
Return on average common equity	6.64%	6.45%	0.19
Return on average tangible common equity	12.81%	12.62%	0.19
Efficiency ratio – Consolidated	61.90%	62.33%	(0.43)
Efficiency ratio – Bank	60.60%	61.07%	(0.47)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$608,250	$693,114	$861,775	$1,323,671	$1,368,726	(12)%	(56)%
Investment securities, taxable	2,293,429	2,272,676	2,300,123	2,222,174	2,169,504	1%	6%
Investment securities, tax-exempt	302,443	311,984	317,655	323,852	326,858	(3)%	(7)%
Loans held for sale	334,428	357,905	368,112	262,777	255,830	(7)%	31%
Loans and leases	16,514,740	16,155,792	15,731,298	15,334,555	15,300,425	2%	8%
Total interest earning assets	20,053,290	19,791,471	19,578,963	19,467,029	19,421,343	1%	3%
Goodwill & other intangible assets, net	1,835,821	1,838,740	1,841,535	1,842,390	1,844,084	0%	0%
Total assets	23,196,213	22,943,563	22,777,421	22,687,515	22,625,461	1%	3%

Non-interest bearing demand deposits	5,285,992	5,109,047	4,852,989	4,808,062	4,836,517	3%	9%
Interest bearing deposits	12,249,333	12,225,691	12,274,814	12,187,132	12,153,481	0%	1%
Total deposits	17,535,325	17,334,738	17,127,803	16,995,194	16,989,998	1%	3%
Interest bearing liabilities	13,812,644	13,798,350	13,880,474	13,838,515	13,833,126	0%	0%

Shareholders’ equity - common	3,847,587	3,819,303	3,803,634	3,797,108	3,721,003	1%	3%
Tangible common equity (1)	2,011,766	1,980,563	1,962,099	1,954,718	1,876,919	2%	7%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2015	Dec 31, 2014	Year over Year
Temporary investments & interest bearing cash	$869,253	$900,851	(4)%
Investment securities, taxable	2,275,512	2,072,936	10%
Investment securities, tax-exempt	310,684	301,535	3%
Loans held for sale	333,461	205,580	62%
Loans and leases	15,938,120	13,003,762	23%
Total interest earning assets	19,727,030	16,484,664	20%
Goodwill & other intangible assets, net	1,839,601	1,533,403	20%
Total assets	22,905,582	19,169,098	19%

Non-interest bearing demand deposits	5,015,508	3,951,429	27%
Interest bearing deposits	12,235,302	10,455,902	17%
Total deposits	17,250,810	14,407,331	20%
Interest bearing liabilities	13,833,245	11,875,802	16%

Shareholders’ equity - common	3,820,506	3,137,858	22%
Tangible common equity (1)	1,980,905	1,604,455	23%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2015 Results
January 27, 2016

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$13,047,266	$12,693,451	$12,302,866	$11,874,910	$11,590,310	3%	13%
MSR asset, at fair value	131,817	124,814	127,206	116,365	117,259	6%	12%
MSR as % of serviced portfolio	1.01%	0.98%	1.03%	0.98%	1.01%
Residential mortgage banking revenue:
Origination and sale	$25,363	$26,904	$33,667	$31,498	$18,378	(6)%	38%
Servicing	7,546	7,240	6,770	6,457	6,306	4%	20%
Change in fair value of MSR asset	(469)	(10,103)	(423)	(9,728)	(8,195)	(95)%	(94)%
Total	$32,440	$24,041	$40,014	$28,227	$16,489	35%	97%

Closed loan volume:
Closed loan volume - portfolio	$352,465	$446,088	$446,712	$311,149	$319,779	(21)%	10%
Closed loan volume - for-sale	794,820	843,720	997,225	862,155	622,133	(6)%	28%
Closed loan volume - total	$1,147,285	$1,289,808	1,443,937	1,173,304	$941,912	(11)%	22%

Gain on sale margin:
Based on for-sale volume	3.19%	3.19%	3.38%	3.65%	2.95%	—	0.24

	Year Ended		% Change
	Dec 31, 2015	Dec 31, 2014	Year over Year
Residential mortgage banking revenue:
Origination and sale	$117,432	$73,038	61%
Servicing	28,013	20,813	35%
Change in fair value of MSR asset	(20,723)	(16,586)	25%
Total	$124,722	$77,265	61%

Closed loan volume:
Closed loan volume - portfolio	$1,556,414	$971,245	60%
Closed loan volume - for-sale	3,497,920	2,146,828	63%
Closed loan volume - total	$5,054,334	$3,118,073	62%

Gain on sale margin:
Based on for-sale volume	3.36%	3.40%	(0.04)

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